EXHIBIT 3.b
                                     BY-LAWS

                                       OF

                               SUNBEAM CORPORATION

                              ---------------------
                        (As Amended as of June 16, 1998)

                                    ARTICLE I

                                     OFFICES

         Section 1.1 REGISTERED OFFICE. The registered office of the Corporation within the State of Delaware shall be located at the principal place of business in said State of such corporation or individual acting as the Corporation's registered agent in Delaware.

         Section 1.2 OTHER OFFICES. The Corporation may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 2.1 PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.2 ANNUAL MEETINGS. The annual meeting of stockholders for the election of directors shall be held at such time on such day, other than a legal holiday, as the Board of Directors in each such year determines. At the annual meeting, the stockholders entitled to vote for the election of directors shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly come before the meeting.

         Section 2.3 SPECIAL MEETINGS. Special meetings of stockholders, for any purpose or purposes, may be called by the Chairman of the Board of Directors. Any such request shall state the purpose or purposes of the proposed meeting. At any special meeting of stockholders, only such business may be transacted as is related to the purpose or purposes set forth in the notice of such meeting.

         Section 2.4 NOTICE OF MEETINGS. Written notice of every meeting of stockholders, stating the place, date and hour thereof and, in the case of a special meeting of stockholders, the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called and such notice is being issued, shall be given not less than ten (10) nor more than


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sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Nothing herein contained shall preclude the stockholders from waiving notice as provided in Section 4.1 hereof.

         Section 2.5 QUORUM. The holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of stockholders. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than thirty (30) days, a notice of such adjourned meeting shall be given as provided in Section 2.4 hereof, but such notice may be waived as provided in Section 4.1 hereof.

         Section 2.6 VOTING. At each meeting of stockholders, each holder of record of shares of stock entitled to vote shall be entitled to vote in person or by proxy, and each such holder shall be entitled to one vote for every share standing in his name on the books of the Corporation as of the record date fixed by the Board of Directors or prescribed by law and, if a quorum is present, a majority of the shares of such stock present or represented at any meeting of stockholders shall be the vote of the stockholders with respect to any item of business, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation.

         Section 2.7 PROXIES. Every stockholder entitled to vote at a meeting or by consent without a meeting may authorize another person or persons to act for him by proxy. Each proxy shall be in writing executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns except in those cases where an irrevocable proxy permitted by statute has been given.

         Section 2.8 CONSENTS. Whenever a vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of statute, the Certificate of Incorporation or these By-Laws, the meeting, prior notice thereof and vote of stockholders may be dispensed with if the holders of shares having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to the taking of such action. Where corporate action is taken in such matter by less than unanimous written consent, prompt written notice of the taking of such action shall be given thereto.

         Section 2.9 STOCK RECORDS. The Secretary or agent having charge of the stock transfer


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books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number and class and series, if any, of shares held by each. For a period of ten (10) days prior to such meeting, such list shall be kept at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and such other places as required by statute and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at any time during the meeting.

                                   ARTICLE III

                                    DIRECTORS

         Section 3.1 NUMBER. The number of directors of the Corporation which shall constitute the entire Board of Directors shall not be less than three nor more than twelve as fixed from time to time by a vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

         Section 3.2 RESIGNATION AND REMOVAL. Any director may resign at any time upon notice of resignation to the Corporation. Any director may be removed at any time by vote of the stockholders then entitled to vote for the election of directors at a special meeting called for that purpose, either with or without cause.

         Section 3.3 NEWLY CREATED DIRECTORSHIP AND VACANCIES. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason whatsoever shall be filled by vote of the Board. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a vote of a majority of the directors then in office. Any director elected to fill a vacancy shall be elected until the next meeting of stockholders at which the election of directors is in the regular course of business, and until his successor has been elected and qualified.

         Section 3.4 POWERS AND DUTIES. Subject to the applicable provisions of law, these By-Laws or the Certificate of Incorporation, but in furtherance and not in limitation of any rights therein conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised by the Corporation.

         Section 3.5 PLACE OF MEETINGS. All meetings of the Board of Directors may be held either within or without the State of Delaware.

         Section 3.6 ANNUAL MEETINGS. An annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum shall be present, or the newly elected directors may act by the written consent of all of such directors.


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         Section 3.7 REGULAR MEETINGS. Regular meetings of the Board of
Directors may be held without notice, and at such time and at such place as shall from time to time be fixed, in advance, by resolution of the Board.

         Section 3.8 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by the Secretary upon the request of any two directors. Written notice of each special meeting of directors stating the time and place of the meeting shall be given to each director at least twenty-four (24) hours before such meeting, provided that neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.9 NOTICE OF MEETINGS. Notice of each special meeting of the Board shall be given by the Secretary or an Assistant Secretary and shall state the place, date and time of the meeting. Notice of each such meeting shall be given orally or shall be mailed to each director at his residence or usual place of business. If notice of less than three (3) days is given, it shall be oral, whether by telephone or in person, or sent by special delivery mail, facsimile or telegraph. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting. Nothing herein contained shall preclude the directors from waiving notice as provided in Section 4.1 hereof.

         Section 3.10 QUORUM AND VOTING. At all meetings of the Board of Directors, a majority of the entire Board shall be necessary to and shall constitute a quorum for the transaction of business, unless otherwise provided by any applicable provision of law, by these By-Laws, or by the Certificate of Incorporation. The act of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise provided by an applicable provision of law, by these By-Laws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present.

         Section 3.11 COMPENSATION. The salaries and other compensation of directors for services to the Corporation as directors, officers or otherwise shall be fixed by, or in the manner prescribed by, the Board of Directors, irrespective of any personal interest of any of its members.

         Section 3.12 BOOKS AND RECORDS. The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

         Section 3.13 ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board, or by a committee of the Board, may be taken without a meeting if all members of the Board or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.


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         Section 3.14 TELEPHONE PARTICIPATION. Any one or more members of the
Board, or any committee of the Board, may participate in a meeting of the Board or committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Section 3.15 EXECUTIVE COMMITTEE. The Board of Directors may, by resolution adopted by the Board, appoint an Executive Committee, consisting of not less than three (3) directors, at least one of whom is not a beneficial owner, or the representative of a beneficial owner, of 10% or more of the Corporation's outstanding common stock. The Executive Committee shall keep minutes of its meetings and report the same to the Board. The Executive Committee shall have and may exercise all of the powers of the Board to the maximum extent provided under the Delaware General Corporation Law.

         Section 3.16 OTHER COMMITTEES OF THE BOARD. The Board, by resolution adopted by a majority of the entire Board, may designate such other committees, each consisting of one or more directors and having such title as the Board may consider to be a proper description of its function. The Board may designate one or more directors as alternate members of any such other committee. Such alternate members may replace any absent member or members at any meeting of such other committee. Each other committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board. Except as otherwise provided by law, each such committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board with respect to all matters.

         Section 3.17 MANDATORY RETIREMENT. No nominee for election as a director shall be seventy (70) years or older on the date of election. A director who attains the age of seventy (70) during his or her term of office shall complete his or her term but shall not be eligible to stand for reelection thereafter.

                                   ARTICLE IV

                                     WAIVER

         Section 4.1 WAIVER. Whenever a notice is required to be given by any provision of law, by these By-Laws, or by the Certificate of Incorporation, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


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                                    ARTICLE V

                                    OFFICERS

         Section 5.1 EXECUTIVE OFFICERS. The officers of the Corporation shall be the Chairman of the Board, a Treasurer and Secretary. Any person may hold two or more of such offices. The officers of the Corporation shall be elected annually (and from time to time by the Board of Directors, as vacancies occur), at the annual meeting of the Board of Directors following the meeting of stockholders at which the Board of Directors was elected.

         Section 5.2 OTHER OFFICERS. The Board of Directors may appoint such other officers and agents, including a Chief Executive Officer, President, Chief Financial Officer, Vice President, Assistant Vice Presidents, Secretaries, Assistant Secretaries and Assistant Treasurers, as it shall at any time or from time to time deem necessary or advisable.

         Section 5.3 AUTHORITIES AND DUTIES. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of business and affairs of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors.

         Section 5.4 TENURE AND REMOVAL. The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board of Directors, and any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting.

         Section 5.5 VACANCIES. Any vacancy occurring in any office of the Corporation, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

         Section 5.6 COMPENSATION. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

         Section 5.7 CHAIRMAN OF THE BOARD. The Chairman of the Board, or in his absence, the Chief Executive Officer, shall preside at all meetings of the stockholders and the directors and shall see to it that all resolutions and orders of the Board are carried into effect, and, in connection therewith, shall be authorized to delegate to the other executive officers such of his powers and duties at such times and in such manner as he may deem advisable. The Chairman of the Board shall perform such other duties as are properly required of him by the Board of Directors.

         Section 5.8 PRESIDENT OR CHIEF EXECUTIVE OFFICER. The President, or the Chief Executive Officer, shall have the general charge of the business and affairs of the Corporation, and, in the absence of the Chairman, he shall preside at all meetings of the stockholders and the directors and exercise the other powers and perform the other duties of the Chairman or designate the executive officers of the Corporation by whom such other powers shall be exercised and other duties


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performed; and he shall have such other powers and duties as the Board of
Directors or the Chairman of the Board may from time to time prescribe. Except where by law or by order of the Board of Directors the signature of the Chairman of the Board is required, the President or Chief Executive Officer shall have the same power as the Chairman of the Board to execute instruments on behalf of the Corporation.

         Section 5.9 SECRETARY. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and shall record all proceedings taken at such meetings in a book to be kept for that purpose; he shall see that all notices of meetings of stockholders and meetings of the Board of Directors are duly given in accordance with the provisions of these By-Laws or as required by law; he shall be the custodian of the records and of the corporate seal or seals of the Corporation; he shall have authority to affix the corporate seal or seals to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed it may be attested by his signature; and in general, he shall perform all duties incident to the office of the Secretary of a corporation, and such other duties as the Board of Directors may from time to time prescribe.

         Section 5.10 TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name and to the credit of the Corporation, all moneys and valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; he shall render to the Chairman of the Board and to each member of the Board of Directors, whenever requested, an account of all of his transactions as Treasurer and of the financial condition of the Corporation; and in general, he shall perform all of the duties incident to the office of the Treasurer of a corporation, and such other duties as the Board of Directors may from time to time prescribe.

         Section 5.11 OTHER OFFICERS. The Board of Directors may also elect or may delegate to the Chairman of the Board or the Chief Executive Officer the power to appoint such other officers as he may at any time or from time to time deem advisable, and any officers so elected or appointed shall have such authority and perform such duties as the Board of Directors, the Chairman of the Board or the Chief Executive Officer, if the Chairman or the Chief Executive Officer shall have appointed them, may from time to time prescribe.

                                   ARTICLE VI

           PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS

         Section 6.1 FORM AND SIGNATURE. The shares of the Corporation shall be represented by a certificate signed by the Chairman of the Board or the President or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer, or any Assistant Treasurer, and shall bear the seal of the Corporation or a facsimile thereof. Each certificate representing shares shall state upon its face (a) that the Corporation is formed under the laws of the State of Delaware, (b) the name of the person or persons to whom it is issued,
(c) the number of shares which such certificate


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represents and (d) the par value, if any, of each share represented by such certificate.

         Section 6.2 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of stock, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

         Section 6.3 TRANSFER OF STOCK. Upon surrender to the Corporation or the appropriate transfer agent, if any, of the Corporation, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and, in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

         Section 6.4 LOST CERTIFICATES, ETC. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board may require the owner of such lost, mutilated, stolen or destroyed certificate, or his legal representatives, to make an affidavit of the fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

         Section 6.5 RECORD DATE. For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express written consent to any corporate action without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

         Section 6.6 REGULATIONS. Except as otherwise provided by law, the Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the Corporation. The Board may appoint, or authorize any officer of officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 7.1 DIVIDENDS AND DISTRIBUTIONS. Dividends and other distributions upon or with


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respect to outstanding shares of stock of the Corporation may be declared by the
Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property, or in stock of the Corporation. The Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation or the terms of any other corporate document or instrument to determine what, if any, dividends or distributions shall be declared and paid or made.

         Section 7.2 CHECKS, ETC. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as may from time to time be designated by the Board of Directors.

         Section 7.3 SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         Section 7.4 FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 each year and each fiscal quarter of the Corporation shall end on the last day of every third month of each calendar year.

         Section 7.5 GENERAL AND SPECIAL BANK ACCOUNTS. The Board may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board from time to time. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

                                  ARTICLE VIII

            INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

         Section 8.1 INDEMNIFICATION BY CORPORATION. To the extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) the Corporation shall indemnify any person against any and all judgments, fines, amounts paid in settling or otherwise disposing of threatened, pending or completed actions, suits or proceedings, whether by reason of the fact that he, his testator or intestate representative, is or was a director or officer of (or a plan fiduciary or plan administrator of any employee benefit plan sponsored by) the Corporation or of (or by) any other corporation of any type or kind, domestic or foreign, which he served in any capacity at the request of the Corporation. Expenses so incurred by any such person in defending or investigating a threatened or pending civil or criminal action or proceeding shall at his request be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by


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this Article VIII. The foregoing right of indemnification shall in no way be exclusive of any other rights or indemnification to which any such person may be entitled, under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE IX

                             ADOPTION AND AMENDMENTS

         Section 9.1 POWER TO AMEND. These By-Laws may be amended or repealed and any new By-Laws may be adopted by the Board of Directors; provided that these By-Laws and any other By-Laws amended or adopted by the Board of Directors may be amended, may be reinstated, and new By-Laws may be adopted, by the stockholders of the Corporation entitled to vote at the time for the election of directors.

AMENDED JUNE 16, 1998